EXHIBIT 10.14

      TRANSFER OF TRADE SECRET AND EXCLUSIVE LICENSE OF KNOW-HOW AGREEMENT

This agreement is entered into on September 6, 2002 between the company with limited liability according to the laws of England Invu International Holdings Ltd., having its corporate seat in London and offices at the Beren, Blisworth Hill Farm, Stoke Road, Blisworth Northhamptonshire NN7 3 DB, United Kingdom ("Invu") and the company with limited liability according to the laws of The Netherlands Corsham Holding B.V., having its seat in Amsterdam and office address in the United Kingdom at the Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northhamptonshire NN7 3 DB ("IN),

WHEREAS Invu is the sole shareholder of IN.

WHEREAS Invu is a part of a conglomerate that is in the business of developing, manufacturing and selling of software which gives the users portable and easy management of all types of information.

WHEREAS Invu is the owner of all intellectual property rights and trade secrets created and used within the Invu conglomerate.

WHEREAS IN wants to conduct Invu's business in the Benelux and Invu wants to render to IN all opportunities to run Invu's business in the Benelux.

WHEREAS IN and Invu therefore entered into the Exclusive Copyright and Trademark/Tradename Licence in respect to the intellectual property rights pertaining to Invu's business (the "IP Agreement") and want to enter into a transfer of trade secret and exclusive licence agreement in respect to the use of the trade secrets developed and used by Invu.

WHEREAS Invu has developed an unique selling concept on the basis of which another entity of the Invu conglomerate renders training and consultancy courses to resellers of the Products in order to teach them the selling method including the method for first line problem solving.

WHEREAS the resellers are obliged to keep the selling concept, disclosed in the training and consultancy courses secret as a result of which Invu and the resellers obtain a substantial advantage in competition.

WHEREAS the information on the selling concept can therefore be qualified as a trade secret/know-how which is material to the business of Invu.

WHEREAS Invu has developed an unique support service concept which concept is rendered by Invu itself and which concept is partially secret and material to the business of Invu and can therefore also be qualified as a trade secret/know-how.

WHEREAS Invu has conducted serious groundwork and can provide through its management team and experience a solid basis for IN to achieve IN's aims as further defined in the PKF valuation (the so called set up knowledge).

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WHEREAS  Invu  made a solid  business  plan  which has been  carried  out over a substantial period of time and which is secret and therefore can also be qualified as a trade secret.

WHEREAS   Invu   wants  to   transfer   and   licence   exclusively   the  trade
secrets/know-how mentioned in these considerations to IN and IN wants to accept this transfer and exclusive licence in exchange for the payment of a lump sum.

WHEREAS IN is centrally and effectively managed and controlled from the United Kingdom, and operates from the United Kingdom with additional premises in The Netherlands.

AGREE AS FOLLOWS:

Article 1 TRANSFER OF SECRET RESELLERS INFORMATION AND EXCLUSIVE LICENSE TO USE

1.1. Within two weeks after a written request thereto by IN Invu will make available and therefore transfer to IN all written and oral information in respect to the training and consultancy courses to be rendered to the resellers in the Territory in respect to the Products which terms are defined in the IP Agreement. This information - amongst which the binder which is known to the parties - will contain all knowledge Invu has and which Invu uses when educating its resellers in respect to the sales methods, problem solving and the rendering of support services (the "Information").

1.2. In the event Invu develops/creates new Information Invu will transfer this Information immediately to IN in order to enable IN to use the new Information.

1.3. Invu gives to IN the right to use the Information only for the education of the resellers and internal study by IN. IN will keep the Information further secret and will enter into secrecy agreements with its personnel which agreements will also contain a no other use clause.

1.4. IN will before disclosing the Information to the resellers enter also on behalf of Invu into a secrecy agreement with its resellers which agreement will require the resellers to use the Information for no other purpose than the sale of and first line support in respect to the Products. These secrecy agreements will also oblige the resellers to return all materials in respect to the courses immediately to IN after the distribution agreement between the reseller and IN terminates.

1.5. It is understood that the obligations in respect to secrecy and no other use are not applicable in respect to Information that is meant to be disclosed to end users of the Products or Information that is rightful in the public domain.

1.6. Invu will during the existence of this agreement not render the Information to anyone else than IN in the Territory. The Information will therefore be licensed to IN on an exclusive basis. In the event Invu will render the Information to a third party outside of the Territory the third party will be bound to the same obligations as IN in this agreement.

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Article 2 TRANSFER OF SUPPORT KNOW-HOW AND EXCLUSIVE LICENSE TO USE

2.1. Within two weeks after the written request to that effect by IN, Invu will make available and therefore transfer to IN all written and oral information in respect to the support services that will be rendered by IN itself to its resellers and other customers (the "Support Information").

2.2. IN will have the right to use the Support Information only for the repair/support of the Products. IN will keep the Support Information further secret. The last sentence of art. 1.3. and art. 1.6. apply.

Article 3 TRANSFER OF BUSINESS PLAN

3.1. Invu will within two weeks after the written request thereto by IN, submit and disclose to IN all written and oral set up knowledge and the business plan Invu prepared for the Benelux market (the "Business Information").

3.2. IN will have the right to use the Business Information to set up the business of IN in the Benelux. IN as well as its personnel will keep the Business Information secret and will only use the Business Information for the establishment of the business of IN in the Territory. Art. 1.6. applies.

Article 4 PRICE

IN will pay to Invu for the disclosure of the Information, the Support Information as well as the Business Information the amount of BPS 1,458,078 (say: one million four hundred thousand fifty eight and seventy eight) which amount equals Euro 2,296,327 at the date of the signing of this agreement and which amount will be paid in the following manner. The amount of (euro) 965,544 has been paid in cash to Invu by IN on the date of the entering into of this agreement and the amount of (euro) 1,330,783 is herewith compensated with a debt of Invu to IN of (euro) 3,006,294. It is understood that the Euro amount at the date of the signing of this agreement will be treated as the official price.

Article 5 DURATION

5.1. IN has the right to use the Information, the Support Information as well as the Business Information as long as the IP Agreement will be in force. Upon the ending of that agreement - which can also be terminated in the event IN breaches its obligations under this agreement with immediate effect - IN will immediately end all use of the Information, the Support Information as well as the Business Information and return all and/or give all written and/or digital copies of the information to Invu.

5.2. In the event of an termination of this agreement during the duration of the IP Agreement, as meant in art. 15 of the IP Agreement, IN will not - notwithstanding the right of the party that terminated the agreement to claim damages of the other party in the event this is possible under Netherlands law - have the right to claim any part of the purchase price under this agreement back from Invu.

Article 6 MISCELLANEOUS

6.1. This agreement is governed by the laws of The Netherlands. The District Court in Amsterdam - Commercial Chambers including its injunctive relief judge - is solely competent to judge about a conflict resulting from this agreement.

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6.2. The rights under this agreement cannot be assigned nor sublicensed to other parties by IN without the explicit prior consent of Invu. Invu hereby renders to IN the right to render sublicenses to its subsidiaries under this agreement. In the event IN renders such a sublicense to a subsidiairy IN will immediately inform Invu thereof.

6.2. This agreement encompasses all the parties agreed upon in this respect. All eventual other agreements are herewith withdrawn. This agreement can only be amended by means of a written document which is signed by both parties.

IN WITNESS WHEREOF this agreement has been signed in twofold by the parties to this agreement in Blisworth, United Kingdom, on the date mentioned above.









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Invu International Holdings Ltd.             Corsham Holding B.V.
By: John Agostini                            By: Invu International Holding Ltd.
Position: Company Secretary                  Position: Company Secretary
                                             By: John Agostini